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                                                                   Exhibit 10.23

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT, dated as of the 6/th/ day of January, 1999, by and between Bronner Slosberg Humphrey, LLC, a Delaware limited liability company, (the "Company") and Kathleen Biro (the "Executive").

     WHEREAS, Bronner Slosberg Humphrey Co., a Massachusetts business trust ("BSH") of which the Company is a subsidiary, has entered into a Recapitalization Agreement dated as of November 28, 1998, with Positano Partners Ltd., Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P., H&F International Partners III, L.P., Strategic Interactive Group Co., and certain individuals listed on Annex A thereto (the "Recapitalization Agreement"), pursuant to which BSH is being recapitalized (the "Transaction," and references herein to the "Company" refer to the Company both before and after the Transaction, and terms which are capitalized but not defined herein shall have the meaning set forth in the Recapitalization Agreement); and

     WHEREAS, in connection with the Transaction, the Executive will become a party to the Shareholders Agreement, as defined in the Recapitalization Agreement (the "Shareholders Agreement); and

     WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will continue to render services to the Company after the consummation of the Transaction;

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

     1.   Effectiveness of Agreement.
          --------------------------

          (a) Effective Date.  This Agreement shall become effective upon the
              --------------
Closing, as defined in the Recapitalization Agreement, if, but only if, the Transaction is consummated.

          (b) Employment Period.  The Company shall employ the Executive, and
              -----------------
the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period (the "Employment Period") beginning on the Closing Date and ending on the second anniversary of the Closing Date; provided,
                                                                       --------
however, that on the first anniversary of the Closing Date, and on each
-------
subsequent anniversary of such date (each such anniversary thereof being hereinafter referred to as a "Renewal Date"), the Employment Period shall be automatically extended by one year, unless at least 60 days before the Renewal Date either party hereto shall give notice to the other that the Employment Period shall not be so extended.
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     2.   Position and Duties.
          -------------------

          (a) Position.  During the Employment Period, the Executive shall serve
              --------
as Chief Executive Officer and President of the Strategic Interactive Group, with the duties and responsibilities customarily assigned to such position and such other duties and responsibilities as the Board of Directors (the "Board") of Vesuvio, Inc. (which is the trustee of BSH) or the Chief Executive Officer of the Company shall from time to time assign to the Executive.

          (b) Duties.  During the Employment Period, and excluding any periods
              ------
of vacation and sick leave to which the Executive is entitled, the Executive shall devote her full business attention and time to the business and affairs of the Company and shall use her reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     3.   Compensation.
          ------------

          (a) Base Salary.  As compensation for the Executive's services
              -----------
hereunder during the Employment Period, the Company shall pay to the Executive an annual salary (the "Base Salary") of not less than $400,000 during the Employment Period, payable at such times and intervals as the Company pays the base salaries of its other executive employees. During the Employment Period, the Base Salary shall be reviewed annually for possible increase. The Base Salary shall not be reduced after any such increase, and the term "Base Salary" shall thereafter refer to the Base Salary as so increased.

          (b) Annual Bonus.  In addition to the Base Salary, the Executive shall
              ------------
be eligible for an annual bonus (the "Annual Bonus") for each fiscal year ending during the Employment Period, in an amount recommended by the Chief Executive Officer, subject to approval by the Compensation Committee of the Board.

          (c) Deferred Compensation.  In addition to the other compensation to
              ---------------------
be paid to the Executive hereunder, the Executive shall be entitled to receive deferred compensation in the amount of $872,333.00 (the "Deferred Compensation"), subject to the following terms: (a) $15,000 will be paid to the Executive on or before March 15, 1999, (b) $643,000.00 will be paid to the Executive on or before May 15, 1999, and (c) $214,333.00 will be paid to the Executive on or before May 30, 2000; provided, however, that the Company shall not make such payments if and to the extent they would otherwise be due after the termination of the Executive's employment with the Company, voluntarily by the Executive (other than for Good Reason) or by the Company for Cause.

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          (d) Benefits.  During the Employment Period, the Executive shall be
              --------
entitled to receive employee benefits (including without limitation medical, life insurance and other welfare benefits and benefits under retirement and savings plans), Company-provided parking, and paid vacation, in each case to the same extent as, and on the same terms and conditions as, other similarly situated senior executives of the Company from time to time.

          (e) Expenses.  The Executive shall be entitled to receive prompt
              --------
reimbursement for all reasonable expenses incurred by the Executive during the Term in carrying out her duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

     4.   Employment Termination.
          ----------------------

          (a) By the Company.  The Executive's employment may be terminated by
              --------------
the Company under any of the following circumstances: (i) upon the "Disability" of the Executive, defined as the inability of the Executive to perform her duties hereunder on a full-time basis by reason of physical or mental incapacity, sickness or infirmity that continues for more than 180 days or for periods aggregating more than 180 days during any period of 365 consecutive days; (ii) for "Cause," as defined below; and (iii) for any other reason (a termination without "Cause"). "Cause" means and shall be limited to: (A) willful misappropriation of the funds or property of the Company or any of its Affiliated Companies (as defined below); (B) use of alcohol or illegal drugs interfering with the performance of an employee's obligations, continuing after written warning of such actions; (C) admission, confession, indictment or plea bargain to, or conviction of, a felony, or of any crime involving moral turpitude, dishonesty, theft, unethical or unlawful conduct; (D) commission of any willful or intentional act which could reasonably be expected to injure the reputation, business or business relationships of the Company or any of its Affiliated Companies or which may tend to bring the employee or the Company or any of its Affiliated Companies into disrepute, or the willful commission of any act which is a breach of an employee's fiduciary duties to the Company or any of its Affiliated Companies; and (E) commission of any act which constitutes a material breach of the policies of the Company, including but not limited to the disclosure of any confidential information or trade secrets pertaining to the Company or any of its Affiliated Companies, or any of their respective clients. For purposes of this paragraph, any act or failure to act of the employee shall not be considered "willful" unless done or omitted to be done by the employee not in good faith and without reasonable belief that the employee's action or omission was in the best interest of the Company or any of its Affiliated Companies. Any determination of Cause shall be made by the Board in its sole discretion. The Company shall give the Executive notice of termination specifying which of the foregoing provisions is applicable and (in the case of clause (A) or (B)) the factual basis therefor, and the termination shall be effective upon the 30th business day after such notice is given (such day, the "Date of Termination"). For purposes of this Agreement, the term "Affiliated Companies" shall mean the Company, Positano Partners Ltd. and any of their respective affiliates and their respective businesses.

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          (b) By the Executive.  The Executive's employment may be terminated by
              ----------------
the Executive for "Good Reason," defined as a termination within 30 days after and as a result of (i) the assignment to the Executive of duties inconsistent in any material respect with Section 2 of this Agreement, other than actions that are not taken in bad faith and are remedied by the Company within ten business days after receipt of notice thereof from the Executive; (ii) any material failure by the Company to comply with any provision of Section 3 of this Agreement, other than failures that are not taken in bad faith and are remedied by the Company within ten business days after receipt of notice thereof from the Executive; or (iii) a change, without the Executive's consent, in the Executive's principal place of employment with the Company to a location outside the greater metropolitan area in which such principal place of employment was located as of the Closing. The Executive shall give the Company notice of termination specifying which of the foregoing provisions is applicable and the factual basis therefor, and the termination shall be effective upon the 30th business day after such notice is given unless the Company agrees to an earlier day (such day, the "Date of Termination").

          (c) Severance Benefits.  If, during the Employment Period, the
              ------------------
Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any further compensation provided for under this Agreement except as provided in the following sentence. The Company shall (i) continue to pay the Executive the Base Salary, at the rate in effect immediately before the Date of Termination (but, in the case of a termination by the Executive for Good Reason, disregarding any reduction thereof that was the basis for such termination), for twelve months after the Date of Termination, (ii) continue to provide the Executive with group health benefits on the terms and conditions applicable to active employees of the Company ("Group Health Benefits") for twelve months after the Date of Termination; provided, that during any period when the
                               --------
Executive is eligible to receive any such benefits under another employer-provided plan or a government plan, the Group Health Benefits or substitute benefits provided by the Company under this clause (ii) may be made secondary to those provided under such other plan; (iii) pay the Executive, in accordance with Section 3(c), any Deferred Compensation that has not yet been paid; and
(iv) pay the Executive any other amounts that have been earned but not yet paid under Section 3 hereof.

          (d) Other Employment Terminations.  If, during the Employment Period,
              -----------------------------
the Executive's employment is terminated by reason of the Executive's death or for any other reason, other than by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any compensation provided for under this Agreement, other than (i) Base Salary through the 90th day following the Date of Termination in the case of the Executive's death, and through the Date of Termination in all other cases, (ii) any unpaid Annual Bonus for a fiscal year that ended before the Date of Termination, (iii) benefits under any long-term disability insurance coverage in the case of termination because of Disability, (iv) any Deferred Compensation that has not yet been paid, in accordance with Section 3(c), in the case of termination because of death or disability, and (v) vested benefits, if any, required to be paid or provided by law.

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     5.   Non-Competition; Non-Solicitation; Confidentiality and Termination
          ------------------------------------------------------------------
Notices.
-------

          (a) The Executive hereby covenants and agrees that:

               (i) for one (1) year after termination of employment with the Company and its Affiliated Companies for any reason, the Executive shall not work for any competitor of the Company or any of its Affiliated Companies on the account of any client of the Company or any of its Affiliated Companies with whom the Executive had a direct relationship or as to which the Executive had a significant supervisory responsibility or otherwise was significantly involved at any time during the two years prior to such termination;

               (ii) for six (6) months after termination of employment with the Company and its Affiliated Companies for any reason, the Executive shall not work for a principal competitor of the Company or any of its Affiliated Companies in a substantially similar corporate function as the Executive held with the Company or any of its Affiliated Companies during the two-year period prior to termination of employment;

               (iii) for one (1) year after termination of employment with the Company and its Affiliated Companies for any reason, the Executive shall not directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any employee of the Company or any of its Affiliated Companies (as of the date of termination) or any person who, as of the date of termination, was in the process of being recruited by the Company or any of its Affiliated Companies or induce any such employee to terminate his or her employment with the Company or any of its Affiliated Companies; and

               (iv) the Executive shall retain in strictest confidence all confidential information of the Company and its Affiliated Companies and their respective clients learned by the Executive during the period of her employment by the Company and its Affiliated Companies, and shall not disclose any of such information to anyone outside the Company and its Affiliated Companies, except in the course of her duties for the Company and its Affiliated Companies or with the Company's express written consent.

          (b) The covenants contained in Section 5(a) are for the benefit of the Company and its Affiliated Companies and shall survive any termination of this Agreement.

          (c) The Executive acknowledges and agrees that: (i) the purpose of the foregoing covenants is to protect the goodwill, trade secrets and other confidential information of the Company; (ii) because of the nature of the business in which the Company and its Affiliated Companies are engaged and because of the nature of the confidential information to which the Executive has access, it would be impractical and excessively difficult to determine

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the actual damages of the Company in the event the Executive breached any of the covenants of this Section 5; and (iii) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 5 might be inadequate. The Executive therefore agrees and consents that if she commits any breach of a covenant under this Section 5 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. In addition, and without limiting the remedies available to the Company in the event of a breach by the Executive of any of the provisions of this
Section 5, to the extent permitted by applicable law and notwithstanding any other provisions of this Agreement or of the Shareholders Agreement (as defined in the Recapitalization Agreement), if the Executive violates any provision of this Section 5, (i) the Executive shall cease to be entitled to receive any payment or benefit pursuant to Section 4 of this Agreement, and (ii) the Company may offset against any payment to be made by it in respect of any Shares (as defined in the Shareholders Agreement) purchased by it pursuant to the Shareholders Agreement (including purchase price, installment payments and interest payments) any damages (including consequential damages), expenses, fees, losses or costs of any kind or nature whatsoever incurred by the Company or and of its Affiliated Companies arising out of such violation.

          (d) With respect to any provision of this Section 5 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 5 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

     6.   Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
          -------------------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliated Companies for which the Executive may qualify, nor, subject to Section 9 below, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliated Companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its Affiliated Companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement, and except that the Executive shall not be entitled to receive severance pay or benefits under any severance plan, program or policy of the Company or any of its Affiliated Companies if and to the extent they would duplicate the compensation and benefits provided under Section 4 of this Agreement.

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     7.   No Mitigation.  In no event shall the Executive be obligated to seek
          -------------
other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in clause (ii) of Section 4(c) above, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

     8.   Notices.
          -------

          (a) Each notice, demand, request, consent, report, approval or communication (hereinafter "Notice") which is or may be required to be given by any party to any other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by facsimile, personal delivery, receipted delivery services, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served as shown in Section 8(b) below.

          (b) Notices shall be effective on the date sent via facsimile, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed:

          If to the Company:        Bronner Slosberg Humphrey LLC
                                    Prudential Tower
                                    800 Boylston Street
                                    Boston, MA  02199

                                    Attn: David Kenny

                                    Facsimile: (617) 867-1111

          If to the Executive:      At her residence address
          Kathleen Biro:            most recently filed with the Company.

          In each case, with a copy to HFCP Investor

          If to HFCP Investor:      1 Maritime Plaza
                                    12th Floor
                                    San Francisco, CA 94111

                                    Attn: Philip Hammarskjold

                                    Facsimile: (415) 788-0176

          (c) Each party may designate by Notice to the other in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

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     9.   Entire Agreement; Effect if No Transaction.  As of the Effective Time,
          ------------------------------------------
this Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof and, except for the Shareholders Agreement, the Stock Option Plan and the Option Agreement, shall supersede all prior agreements, whether oral or written with the Company or any of its Affiliated Companies and their respective predecessor entities with respect to employment, ownership of Equity-Related Interests, or otherwise, including without limitation, the documents set forth on Schedule A hereto. Notwithstanding
                                       ----------
anything to the contrary contained herein, this Agreement shall not supersede the agreements and plans set forth on Schedule B hereto, which agrements and
                                      ----------
plans shall remain in full force and effect except as provided in Schedule B.
                                                                  ----------

     Notwithstanding any other provision of this Agreement, this Agreement shall be null and void and of no force or effect if the Transaction is not consummated.

     10.  Successors.
          ----------

          (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company that expressly agrees to assume and perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such assignment had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

     11.  Miscellaneous.
          -------------

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain

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

valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (c) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (d) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (e) The Section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

          (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Executive has hereunto set her hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                /s/ Kathleen Biro
                               ------------------------------------
                               Kathleen Biro


                               BRONNER SLOSBERG HUMPHREY, LLC


                               By  /s/ David Kenny
                                 ----------------------------------
                                 Name:  David Kenny
                                 Title:  President

                                  Schedule A
                                 Kathleen Biro
                      (Employment and Release Agreements)

       Amended and Restated Employment Agreement by and between Strategic Interactive Group, Inc. (predecessor in interest to Strategic Interactive Group, LLC) and Kathleen Biro, dated June 18, 1997, effective as of January 1, 1997, as amended by amendment dated December 1, 1997.

       Deferred Compensation Agreement by and between Strategic
       Interactive Group, Inc. (predecessor in interest to Strategic Interactive Group, LLC) and Kathleen Biro, dated June 18, 1997.

       Employment Agreement, by and between Strategic Interactive
       Group, Inc. (predecessor in interest to Strategic Interactive Group, LLC) and Kathleen Biro, dated March 31, 1995.

       Employee Incentive Stock Option Agreement by and between
       Strategic Interactive Group, Inc. (predecessor in interest to Strategic Interactive Group Co.) and Kathleen Biro, dated March 31, 1995.

       Memorandum of Understanding between Bronner Slosberg Humphrey Inc. (predecessor in interest to Bronner Slosberg Humphrey,
       LLC) and Kathleen Biro, Ruben Pinchanski, and Robert Cosinuke, dated February 23, 1995.

                                  Schedule B
                                 Kathleen Biro
                      (Employment and Release Agreements)

       Non-Qualified Stock Option Agreement by and between Strategic Interactive Group, Inc. (predecessor in interest to Strategic Interactive Group Co.) and Kathleen Biro, dated June 18, 1997.

       The Strategic Interactive Group, Inc. (predecessor in interest to Strategic Interactive Group Co.) 1995 Equity Incentive Plan.